UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2009

FRESENIUS KABI PHARMACEUTICALS
HOLDING, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-34172	98-0589183
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Else-Kroener-Strasse 1
61352 Bad Homburg v.d.H.
Germany
(Address of principal executive offices)

+49 (6172) 608 0
Registrant’s telephone number, including area code:

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Tom Silberg

Fresenius Kabi Pharmaceuticals Holding, Inc. (the “Company”), the parent company of APP Pharmaceuticals, Inc. (“APP”), announced today that Thomas H. Silberg, president and chief executive officer of APP, will retire effective December 31, 2009 (the “Separation Date”). He will remain in his current position until December 31, 2009 and thereafter he will act as a consultant to APP through December 31, 2010 as part of a transition plan.

Pursuant to a Separation Agreement entered into between Mr. Silberg and APP on December 1, 2009 (the “Separation Agreement”), on the Separation Date Mr. Silberg will receive an amount equal to (a) (i) two times his then current base salary, or $1,200,000 and (ii) a bonus of $400,000, in each case payable in equal installments over the 24 month period subsequent to the Separation Date, (b) continued health benefits through December 31, 2011 on terms no less favorable than the terms in effect on the Separation Date and (c) an automobile lease allowance through December 31, 2011 in an amount not to exceed $1,500 per month.  APP’s obligations under the Separation Agreement are conditioned upon Mr. Silberg’s execution and non-revocation of a release of claims.  Stock options held by Mr. Silberg in Fresenius SE shall remain outstanding and exercisable in accordance with the terms of the Fresenius SE Stock Option Plan 2008.

Pursuant to a Consulting Agreement entered into between Mr. Silberg and APP on December 1, 2009 (the “Consulting Agreement”), Mr. Silberg will provide APP with consulting services in order to ensure a smooth transition of the operational business of APP to a new chief executive officer from the day after the Separation Date through January 1, 2011.  In return for such services, APP will pay Mr. Silberg a retainer fee of $20,000 and a fee of $1,500 for each full day of consulting services provided by Mr. Silberg at APP’s headquarters or any other location that requires Mr. Silberg to travel.  The parties anticipate this additional fee will be approximately $20,000 over the course of the one-year term of the Consulting Agreement.

Appointment of John Ducker

Simultaneous with the announcement above, the Company announced that John Ducker, a member of the management board of Fresenius Kabi AG, the Company’s parent company, was named by the board as chief executive officer to succeed Mr. Silberg, effective January 1, 2010. The terms of Mr. Ducker’s employment will be subject to the negotiation of an employment contract and will be announced in a subsequent filing once finalized.

John Ducker, 49, a member of the management board of Fresenius Kabi AG since 2006 is currently responsible for the Fresenius Kabi Innovation Centre, where he manages the worldwide research and development and strategic marketing activities of the Fresenius Kabi organization. Prior to 2006 Mr. Ducker managed various countries and regions within the Fresenius Kabi organization. In this capacity Mr. Ducker was responsible for the Fresenius Kabi businesses in UK, Ireland, Scandinavia, Benelux, Canada and South Africa. Mr. Ducker joined the Fresenius SE group in 1989 as plant manager in the United Kingdom. Mr. Ducker holds a first class Bachelor’s and a Master’s degree in chemical engineering from Cambridge University.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements that are subject to risks and uncertainties. These statements are indicated by words such as “expect,” “estimate” or similar expressions. In particular, this Current Report on Form 8-K contains forward-looking statements. These statements are based upon information available to management as of the date hereof. Actual results may differ materially from the anticipated results because of certain risks and uncertainties.  Additional relevant information concerning risks can be found in the Fresenius Kabi Pharmaceuticals Holding, Inc. 10-K for the fiscal year ending December 31, 2008 and other documents the company has filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Description

10.1 10.2 99.1
Separation Agreement, dated as of December 1, 2009, between Thomas Silberg and APP Pharmaceuticals, Inc.
Consulting Agreement, dated as of December 1, 2009, between Thomas Silberg and APP Pharmaceuticals, Inc.
Press Release dated December 2, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESENIUS KABI PHARMACEUTICAL HOLDINGS, INC.

Date: December 2, 2009	By:	/s/ Richard J. Tajak
Richard J. Tajak
Chief Financial Officer

Exhibit Index

10.1 10.2 99.1
Separation Agreement, dated as of December 1, 2009, between Thomas Silberg and APP Pharmaceuticals, Inc.
Consulting Agreement, dated as of December 1, 2009, between Thomas Silberg and APP Pharmaceuticals, Inc.
Press Release dated December 2, 2009.